Exhibit 3.262

2046818
Office of the Secretary of State/Corporations Division
For Profit Articles of Incorporation
Form
CF
We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.
Article One: Name of the corporation
WICHITA TREATMENT CENTER INC.
001001 10 5448 02-08-93 NEW CORPORATION
51 1 10 TRANS. TOTAL 1
DO NOT WRITE IN THIS SPACE
75.00 75.00
Article One: Name of the corporation
Article Two: Address of registered office in Kansas 400 Bank IV Tower
Topeka Shawnee KS 66601
(City) (County) (Zip Code)
Name of resident agent at above address David H. Fisher, Esq.
Article Three: Nature of corporation business or purposes to be conducted or promoted is
To engage in any lawful act or activity for which corporations may transact under the Kansas General Corporation Law.
Article Four: Total number of shares that this corporation shall be authorized to issue shares of
stock, class
par value of
dollars each
shares of
stock, class
par value of
dollars each
1,000 shares of Common
stock, class
without nominal or par value
shares of
stock, class
without nominal or par value
If applicable, state any designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock or any special grant of authority to be given to the board of directors n/a
Article Five: Name and mailing address of each incorporator is Carol K. Dolor, 1013 Centre Road, Wilmington, DE 19805

Article Six: Name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is

Patricia Lewin, 519 Suwanee Circle, Tampa, FL 33606-3830

113 00282

Article Seven: Is this corporation to exist perpetually? Yes XX No ____
If *no*, the term for which this corporation is to exist is ____________
•Tax closing date, if known ____________

In testimony whereof, we have hereunto subscribed our names this 5 day of February, A.D. 19 93.
(Signatures must correspond exactly to the names of the incorporators listed in Article Five.)

Carol K Dolor
Carol K. Dolor

State of DELAWARE
County of NEW CASTLE } ss.

Before me, a notary public in and for said county and state, personally appeared

Carol K Dolor
Carol K. Dolor

who are known to me to be the same persons who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal, this fifth day of February, A.D. 19 93.

(Seal)

Janet B Wozniak
(Notary Public)

My appointment or commission expires August 5, 19 96.

Submit document in duplicate
with $75 filing fee to:
Corporations Division,
Office of the Secretary of State,
2nd Floor, State Capitol, Topeka, KS 66612-1594
(913) 296-4564

Rev. 6/91